UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 8, 2015
Date of Report (Date of earliest event reported)

ARTEX CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-196109	41-2282815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Sos. Iancului Nr. 60, Apt. 1, Sector 2 Bucuresti, Romania		021727
(Address of principal executive offices)		(Postal Code)

+ 40-37-7881008
(Registrant’s telephone number, including area code)

1255 W. Rio Salado Parkway, Suite 215
Tempe, AZ 85281
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 8, 2015, Artex Corp., a Nevada corporation (the “Company”), entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Speed Flyer Limited, a Seychelles corporation, whereby the Company issued 800,000 shares of its common stock in exchange for 97.6% of the issued and outstanding equity interests of S.C. Piscicola Tour A.P. Periteasca S.R.L., a Romanian limited liability company (“SRL”).  Immediately prior to the closing of the Share Exchange Agreement, Speed Flyer Limited entered into an agreement with the majority shareholder of SRL in which the shareholder agreed to exchange 97.6% of the outstanding equity interests of SRL for 80% of the issued and outstanding shares of Speed Flyer Limited..  Speed Flyer Limited is the Company’s largest shareholder and was the Company’s largest shareholder immediately before the consummation of the Share Exchange Agreement.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On June 10, 2015, the Company completed the acquisition of 97.6% of the issued and outstanding equity interests of SRL from Speed Flyer Limited. As a result of the completion of this acquisition, 800,000 shares of the Company’s common stock were issued to Speed Flyer Limited.  Immediately prior to the closing of the acquisition, Speed Flyer Limited entered into an agreement with the majority shareholder of SRL in which the shareholder agreed to exchange 97.6% of the outstanding equity interests of SRL for 80% of the issued and outstanding shares of Speed Flyer Limited. The number of shares issued to Speed Flyer Limited was determined through negotiations between the Company and Speed Flyer Limited. The parties agreed that to value the shares to be issued by the Company at $6.00 and value all of the shares to be sold by to the Company at $4.8 million.

The completion of the Share Exchange Agreement acquisition results in the Company ceasing to be a “shell company” as that term is defined in Rule 405 promulgated by the Securities and Exchange Commission under the Securities Act of 1933. Due to the fact that prior to the completion of the Share Exchange Agreement the Company was regarded as a shell company, the Company has included below the information that would be required if the Company were filing a general form for registration of securities on From 10 under the Securities Exchange Act of 1934.

FORM 10 INFORAMTION

Item 1. Business

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements. These statements relate to future events or our future financial performance. These statements often can be identified by the use of terms such as "may," "will," "expect," "believe," "anticipate," "estimate," "approximate" or "continue," or the negative thereof. We intend that such forward-looking statements be subject to the safe harbors for such statements. We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Any forward-looking statements represent management's best judgment as to what may occur in the future. However, forward-looking statements are subject to risks, uncertainties and important factors beyond our control that could cause actual results and events to differ materially from historical results of operations and events and those presently anticipated or projected. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

(a) General Business

The Company was incorporated in the State of Nevada on October 24, 2013.   On June 8, 2015, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Speed Flyer Limited, a Seychelles corporation, whereby the Company issued 800,000 shares of its common stock in exchange for 97.6% of the issued and outstanding equity interests of S.C. Piscicola Tour A.P. Periteasca S.R.L., a Romanian limited liability company (“SRL”).  In connection with Share Exchange Agreement, the Company elected to enter into the luxury hotel, reed farming, fish farming and aquaculture industries.

In 2014 SRL commenced operations in the agriculture industry, the only operating segment of the Company, when it commenced farming operations of reeds on its property located outside of Constanta, Romania, pursuant to a concession agreement with the local government that allows SRL to sell the economic products produced on its property. The reeds are sold to SRL’s customers and then processed into insulation used in the construction of residential and commercial structures. In June 2015, SRL commenced aquaculture operations and later in 2015 SRL plans to expand its operations and expects to begin planning for a new luxury hotel on additional property it owns outside of Constanta, Romania.

SRL's investments and assets are located in the country of Romania in the Periteasca - Leahova area, on the administrative territory of Murighiol locality, Tulcea County, between Black Sea, Grindul Lupilor and Lagoon Complex Razim – Sinoe.  SRL’s property, which is in a state of development, is made up of an area of 1709 hectares of land, in the Danube Delta (the “Property”).  SRL’s operations and planned operations on the property are as follows:

(i)
Reed Farm -   SRL operates a reed farm on a section of the Property that consists of approximately 700 hectares.  SRL’s customers process the reeds into insulation used in the construction of residential and commercial structures.

(ii)
Fish Farm – SRL plans to operate a fish farm on a section of the Property that consists of 1009 hectares.  The area comprising the planned fish farm already includes 25 km of dams, which were built in the 1980s.

(iii)
Building Complex at the Black Sea Shore – This building complex has a constructed surface of 1,200 square meters, is composed of four (4) buildings, and is situated on 1.1 hectares near the fish farm.  The building complex was initially designed for the fish farming specialists and is currently decommissioned.  SRL anticipates constructing accommodations with a capacity of 120 beds.

(iv)
Island Holiday Complex - on a two (2) hectare surface, inside the Natural Reservation of Danube, Tulcea County, Channel area, near the fish farm, SRL anticipates building holiday cabins, completely equipped, with reed roofs, each with its own bathroom. The cabin complex is expected to include a brickwork building as a dining room, equipped with a kitchen, bathroom and central heating.  The cabin complex is planned to have a capacity of 500 beds.

(b) Growth Strategy

Our growth strategy includes several different sectors:

1. For the Building Complex at the Black Sea Shore and the Island Holiday Complex (collectively, the “Resort”) several important stages are to be accomplished, including the following:

–	building an all-inclusive Resort;

–	contracting with several European and international tour operators to create tourism offers for the Resort; and

–	promoting these offers through the thousands of international travel agencies from the tour operators’ portfolios.

The Resort is expected to occupy about 1% of the Property, the rest remaining for walking and nature studies or other activities that can be undertaken in nature. Tourists will have 1709 hectares on which to walk, discover charming animals or explore the Danube Delta.

To achieve our plan, we intend to build an all-inclusive resort, with a capacity of 620 beds and then, follow a plan to attract tourists, by contracting European and international tour operators. Thus, the following need to be addressed:

a)	Adjustment of the existing accommodation facilities and also building new ones, to reach the capacity of 620 beds;

b)           Building recreational areas;

c)           Contracting with tour operators;

d)           Providing international transportation;

e)	Providing accommodation in Bucharest or Constanta (the nearest cities with international airports);

f)           Providing transport in the Danube Delta;

g)           Creating spaces especially for tourists to carry on all sorts of activities; and

h)           Finding ways locally to run the tourism activity on our own.

For the Resort accommodations to be put into service, several investments are needed, for redesigning and equipping the existing buildings, and to build new places of accommodation. Currently, the Company is planning on building facilities that will offer a total of 620 rooms, which the Company expects to cost approximately $3,730,000 (or approximately 3,300,000 Euros.)  Currently, there is no such Resort built in the Danube Delta and there is no assurance that the Company will be able to complete the Resort or any of its other planned businesses or that, if completed, they will be successful.

2. The development of our water reed farming.

From the current 1709 hectares, 700 hectares are occupied by quality water-reed plants, which can be harvested during the cold season from 15th Nov to 15th March. Demand for our water reeds in northern countries is very large, due to its’ unique qualities of being water proof, and cold and heat resistant, which allows them to act as high quality insulation when processed by our customers.

We are continuing to purchase additional equipment and expanding our reed farming capacity to maximize yield and production.  In the second and third quarter of 2015, we have a contract to deliver 250,000 bundles of reeds to one customer at a sales price of Euro 1.60 per bundle, which will result in our earning Euro 400,000 (approximately $447,000 at current exchange rates) for the 2015 harvest.  We believe in future years, with additional equipment, we will be able to increase our yield in excess of 1 million bundles per harvest year. In addition, we believe that the fair market value per bundle that we can achieve will be a minimum of 2 Euros per bundle.

3. The development of Aquaculture and Fish farming

Currently our property sits on an estimated 3,300,000 cubic meters of water, with estimates of 1kg of fish/2 cubic meters of water, 1,600 tons of fish/year can be farmed from existing resources. We have begun the process of fish farming and expect our first revenues from Fish Farming to be realized in 2016. Our market analysis indicates that we will incur an annual expense of 310,000 Euros in populating our property with fish spawn, rearing and feeding the fish, as well as employment of the necessary personnel and expertise.

Concession Agreement

On October 22, 2014, SRL entered into a concession agreement with the local government of the county of Tulcea, Romania. The concession agreement gives SRL the right to engage in any trade or business on the approximately 1,700 hectares it acquired previously. The agreement has an initial term of 10 years, extendable at the option of SRL for an additional 5 years, subject to the requirement that SRL invest a minimum of approximately $542,000 USD, at December 31, 2014 exchange rates, over the first three years of the concession agreement, in order to improve the existing structures on the approximately 1,700 hectares that are the subject of the concession.  SRL expects to invest more than the $542,000 minimum required in the concession agreement and expects to extend the contract to the full 15 years. In addition, the concession agreement requires a minimum yearly royalty (lease payment) of approximately $81,000 per year, at December 31, 2014 exchange rates. The local governing body has limited veto rights over which customers SRL may sell the agricultural and aquaculture products it produces, but has no ability to set prices. In addition to the minimum royalty (lease) payment, SRL also must pay a royalty to the local governing body in the amount of approximately $5.96 per gross tonne (at year end exchange rates) for the reeds harvested on the land under the concession agreement.

All facilities that are built on the Property by SRL will be owned by SRL.

Item 1A. Risk Factors

Risks Related to Our Business

We have a limited operating history and if we are not successful in growing our business, then we may have to scale back or even cease our business operations.

We have a limited operating history and must be considered in the development stage. The Company’s operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to operate on a profitable basis. Potential investors should be aware of the difficulties normally encountered by enterprises in the development stage. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in the Company.

We have yet to earn revenue and there could develop doubt about our ability to continue as a going concern.

We have incurred recurring losses to date and as of March 31, 2015 had negative working capital deficit of $1.4 million. Our financial statements have been prepared assuming that we will continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and, or, obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  There can be no assurances that the Company will become profitable or obtain financing necessary to continue as a going concern.

We will require additional funds in the future (either through profitable operations, or obtaining the necessary financing) to achieve our current business strategy and our inability to obtain funding will cause our business to fail.

Our agriculture business and our proposed hospitality business are very capital intensive.  In addition, under our concession contract, in order to take advantage of the 5-year extension available to us beyond the ten (10) year term that expires in October 2024, we will need to invest approximately $542,000 in upgrading the existing structures on the Property on or before October 2017.  We expect that the cost to construct our proposed hotel and bungalow properties will require substantially higher investment. We may therefore need to raise additional funds through public or private debt or equity sales in order to fund our future operations and fulfill our business plan in the future. These financings may not be available when needed. Even if these financings are available, they may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing could have an adverse effect on our ability to implement our current business plan and develop our properties and products, and as a result, could require us to diminish or suspend our operations and possibly cease our existence.

Our failure to renew our concession agreement, or obtain other permits that may be necessary for our planned operations, could negatively affect our business.

We entered into a concession agreement with the local government in the county of Tulcea, Romania, which gives up the right to engage in any trade or business on our properties and to profit from the use of the properties.  The concession agreement requires us to make minimum rental payments, has an initial term of ten (10) years, and has a five (5) year option.  However, we may need to apply for and obtain other concession agreements or permits in order to more fully develop our properties in the future.  Any additional concession agreements or permits we may need to operate our properties may not be issued, or, if issued, may not be issued in a timely fashion. In addition, the concession agreement only has an initial term of ten (10) years with a five (5) year option.  After the expiration of the 15 year period there is no assurance that we will be able to enter into a new concession agreement or extend the current concession agreement.  Failure to obtain a new concession agreement or extend the current concession agreement may cause us to have to cease our operations and may put our properties and other assets at risk.

Macroeconomic and other factors beyond our control can adversely affect and reduce demand for our products and services.

Macroeconomic and other factors beyond our control can reduce demand for our planned hospitality products and services, including demand for rooms. Demand for the production of our Reed and fish may also be cyclical in nature, and likewise affected by macroeconomic factors beyond our control. These factors include, but are not limited to:

•
changes in general economic conditions, including low consumer confidence, unemployment levels and depressed real estate prices resulting from the severity and duration of any downturn in the U.S. or global economy;

•	war, political conditions or civil unrest, terrorist activities or threats and heightened travel security measures instituted in response to these events; and

•	the financial and general business condition of the airline, automotive and other transportation-related industries and its effect on travel, including decreased airline capacity and routes.

Any one or more of these factors could limit or reduce overall demand for our products and services or could negatively affect our revenue sources, which could adversely affect our business, financial condition and results of operations.

Contraction in the global economy or low levels of economic growth could adversely affect our revenues and profitability as well as limit or slow our future growth.

Consumer demand for our products, services and planned services is closely linked to the performance of the general economy and is sensitive to business and personal discretionary spending levels. Decreased global or regional demand for hospitality products and services can be especially pronounced during periods of economic contraction or low levels of economic growth, and the recovery period in our industry may lag overall economic improvement. Declines in demand for our products and services due to general economic conditions could negatively affect our business by decreasing the revenues and profitability of our products such as reed, fish, as well as hospitality services. In addition, many of the expenses associated with our business, including personnel costs, interest, rent, property taxes, insurance and utilities, are relatively fixed. During a period of overall economic weakness, if we are unable to meaningfully decrease these costs as demand for our services decreases, our business operations and financial performance may be adversely affected.

The hospitality industry is subject to seasonal and cyclical volatility, which may contribute to fluctuations in our results of operations and financial condition.

The hospitality industry is seasonal in nature. In addition, the hospitality industry is cyclical and demand generally follows the general economy on a lagged basis. The seasonality and cyclicality of our industry may contribute to fluctuations in our results of operations and financial condition.

Adverse weather conditions, including as a result of future climate change, may adversely affect the availability, quality and price of agricultural commodities and agricultural commodity products, as well as our operations and operating results.

Adverse weather conditions have historically caused volatility in the agricultural commodity industry and consequently in our operating results by causing crop failures or significantly reduced harvests, which may affect the supply and pricing of the agricultural commodities that we sell and use in our business, reduce demand for our agricultural commodities and negatively affect the creditworthiness of agricultural producers who do business with us.

Severe adverse weather conditions, such as hurricanes or severe storms, may also result in extensive property damage, extended business interruption, personal injuries and other loss and damage to us. Our operations also rely on dependable and efficient transportation services. A disruption in transportation services, as a result of weather conditions or otherwise, may also significantly adversely impact our operations.

Additionally, the potential physical impacts of climate change are uncertain and may vary by region. These potential effects could include changes in rainfall patterns, water shortages, changing water levels of the Danube River, changing storm patterns and intensities, and changing temperature levels that could adversely impact our costs and business operations, the location and costs of global agricultural commodity production and the supply and demand for agricultural commodities. These effects could be material to our results of operations, liquidity or capital resources.

We are subject to fluctuations in agricultural commodity prices caused by other factors outside of our control that could adversely affect our operating results.

Prices for agricultural commodities and their by-products, like those of other commodities, are often volatile and sensitive to local and international changes in supply and demand caused by factors outside of our control, including farmer planting decisions, government agriculture commodity programs and policies, global inventory levels, demand for agricultural commodities, weather and crop conditions and demand for and supply of, competing commodities and substitutes. These factors may cause volatility in our operating results.

Our business may also be adversely affected by fluctuations in the cost of products and services used in producing our agricultural commodities that are caused by market factors beyond our control. As a result of competitive conditions in our agricultural commodities businesses, we may not be able to recoup increases in our costs through increases in sales prices for our products, which may adversely affect our profitability.

Other Risks

Broker-dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules thereby potentially limiting the liquidity of our shares.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD broker-dealers who make a market in "penny stocks". A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share.  Our shares are quoted on the OTC Pink Sheets, but as of June 8, 2015, our shares have never traded. NASD broker-dealers who act as market makers for our shares generally facilitate purchases and sales of our shares.  The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.  A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities.  Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

Because our principal assets will be located in Romania, outside of the United States, and our officers and directors, reside outside of the United States, it may be difficult for an investor to enforce any right based on U.S. federal securities laws against us and/or our officers and directors, or to enforce a judgment rendered by a United States court against us or our officers or directors.

Our principal operations and assets are located in Romania, outside of the United States, and our officers and directors are non-residents of the United States. Therefore, it may be difficult to effect service of process on our officers or directors in the United States, and it may be difficult to enforce any judgment rendered against our officers or directors. As a result, it may be difficult or impossible for an investor to bring an action against our officers or directors, in the event that an investor believes that such investor's rights have been infringed under the U.S. securities laws, or otherwise. Even if an investor is successful in bringing an action of this kind, the laws of Romania, or any other country, may render that investor unable to enforce a judgment against the assets of our officers or directors. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, officers or directors, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Additionally, because of our assets are located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws. We believe that if the prospective investors are located outside of the United States, that the protection afforded them by the United States bankruptcy code will be unavailable for them, or that it may not be enforceable where the primary assets are located.

Item 2. Financial Information

The Company is regarded as a “smaller reporting company”, as such term is defined in Item 10(f) of Regulation S-K promulgated by the Securities and Exchange Commission under the Securities Act of 1933, and as such it is not required to provide the Selective Financial Data and Quantitative and Qualitative Disclosures about Market Risk information otherwise required under this item.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This current report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These include statements about our expectations, beliefs, intentions or strategies for the future, which we indicate by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “we believe,” “management believes” and similar language. Except for the historical information contained herein, the matters discussed in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this current report on Form 8-K are forward-looking statements that involve risks and uncertainties. The factors listed in the section captioned “Risk Factors,” as well as any cautionary language in this current report on Form 8-K, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those projected. Except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events after the date of this current report on Form 8-K.

Overview

We intend for this discussion to provide information that will assist in understanding our financial statements, the changes in certain key items in those financial statements, and the primary factors that accounted for those changes, as well as how certain accounting principles affect our financial statements.

Corporate History

Artex Corp. (the "Registrant") was incorporated on October 24, 2013 under the laws of the State of Nevada to engage in any lawful corporate undertaking, with the specific intended business activity of selling popcorn from mobile carts in Poland.

In addition to a change in control of its management and shareholders, the Registrant's operations to date have been limited to attempting to implement its business plan, issuing shares and filing a registration statement on Form S-1 pursuant to the Securities Act of 1934.

On June 10, 2015, the Company completed a share exchange with Speed Flyer Limited, a Seychelles corporation (“SFL”), which is the Registrant’s largest shareholder, which at the time of entering into this Agreement held 62.5% of our issued and outstanding shares of common stock, whereby the Registrant issued to SFL 800,000 shares in exchange for 97.6% of S.C. Piscicola Tour A.P. Periteasca S.R.L., a Romanian limited liability company (“SRL”). As a result of this transaction, the Company become the majority shareholder of SFL, the officers and directors of SRL, Radu Cosmin Monda, Valer Monda and Eduard George Tiparthe, became officers and directors of the Company and the Company’s sole officer and director, Guo Chuang Cheng, resigned.

The transaction has been accounted for a business combination as the Company and SRL are both under common control with the same majority shareholder, SFL.

SRL was incorporated in 2012 in Romania in order to hold certain assets spun out of S.C. Piscicola Tour AP S.R.L. by the former owners. In 2014 SRL commenced operations in the agriculture industry, the only operating segment of the Company, when it commenced farming operations of reeds on its property located outside of Constanta, Romania, pursuant to a concession agreement with the local government that allows SRL to sell the economic products produced on its property. The reeds are sold to SRL’s customers and then processed into insulation used in the construction of residential and commercial structures. In June 2015, SRL commenced aquaculture operations and later in 2015 SRL plans to expand its operations and expects to begin planning for a new luxury hotel on additional property it owns outside of Constanta, Romania.

Business Overview

SRL intends to further develop the 1,709 hectares of land in owns in the Periteasca - Leahova area, on the administrative territory of Murighiol locality, Tulcea County, between Black Sea, Grindul Lupilor and Lagoon Complex Razim – Sinoe, Romania. Such land will be the basis of SRL conducting reed farming, fish farming and constructing then operating a luxury resort property, including a planned complex with bungalows/cabins on the Danube Delta.  The property acquired by the predecessor of the Company included significant infrastructure upgrades made in the late 1970’s and 1980’s to facilitate the reed harvest and aquaculture businesses, however, those infrastructure upgrades have not been properly maintained in the past two decades.  As part of the 10 year concession agreement entered into in October 2014 with the local government in the Periteasca – Leahova area, the Company may extend its concession agreement a further 5 years if it invests a minimum of approximately $542,000 at December 31, 2014 exchange rates into upgrading the current structures on the property on or before October 2017.

Fiscal Years Ended December 31, 2014 and 2013

The following discussion and analysis should be read in conjunction with the audited financial statement of S.C. Piscicola Tour AP Periteasca S.R.L. for the years ended December 31, 2014 and December 31, 2013 and accompanying notes that appear exhibit in this current report.

Results of Operations for the Year Ended December 31, 2014

The Company operating expenses increased to $163,797 from $22,813 for the year ended December 31, 2013.   In 2013, the entity was essentially dormant, and by December 31, 2013, all of its employees had been terminated and its concession contract had been terminated for non-performance, as the prior ownership had put the assets up for sale.  In early 2014, new ownership took over the Company and began work on developing a plan of operation.

Interim Period Ended March 31, 2015

Results of Operations

For the three-month period March 31, 2015 we had no revenue. Operating expenses for the three-month period ended March 31, 2015 totaled $30,954 resulting in a net operating loss of $30,954 as compared to a net operating loss of $23,064 for the three months ended March 31, 2014.

Plan of Operation

The new ownership in 2014 entered the agriculture business.  In October 2014, the new ownership negotiated a concession contract with the local area government so that it could profit from the use of its property.

Agriculture

The company entered into an agreement to sell up to a maximum of 250,000 bundles of reeds beginning in May 2015.  The reeds have a growing season of mid April through mid November are harvested from mid November through late March each year, after which the land goes through a controlled burn to return it to its initial growing state.  The 2015 reed contract includes pass through provisions for normal delivery costs and the Company earns Euro 1.60 per bundle delivered.  The Company expects to complete delivery on its 2015 reed contract by the end of August 2015. The Company believes that its property can support a harvest up to a maximum 1 million bundles per year.  For the 2016 harvest season (November 2015 through March 2016 with sale in q2/q3 2016), the Company is estimating a harvest of 1 million bundles.

Aquaculture

The Company entered the aquaculture business as of June 2015.  The Company has a two pronged approach.  The Company is currently using a large pond on its property to raise organically grown fish with natural replenishment.  In addition, the Company is currently upgrading a system of smaller ponds that will hold specially bred fish (several variants of pike, perch, carp etc).  The fish will go through a 3 year development cycle with separate ponds for each development year, which will allow for maximum growth potential which will allow the Company to maximize the yield to be received from their sale.  The Company is expecting the first sales of organically grown fish in 2016 and in 2018 for the bred fish.  The Company estimates that it will have 1,600 tons of fish available for sale in 2016.

Luxury Resort Property

The Company is currently in the planning stage to develop a luxury resort property within the property area on the Danube River.  The Company’s plans are to build a resort property on land built out in the Danube River and also to utilize existing structures to build a number of bungalows/cabins alongside the Danube River delta.  These plans are dependent upon obtaining sufficient financing and are therefore subject to significant uncertainty.  The Company has no fixed commitments at this time.

Liquidity and Capital Resources

Working Capital

The Company had negative working capital of $1,564,060 at December 31, 2014, compared to negative working capital of $1,696,875 as of December 31, 2013.

To date, the new owners in 2014 have funded operations through one year and three year loans.  In 2014 the owners funded approximately $246,000 through loans to the Company and in 2015 through May 31, 2015 had lent the Company a further $333,000.  The majority of the proceeds from these loans were used to fund working capital and machinery and equipment purchases for use in the reed harvest and for aquaculture activities.  The owners had commitments to extend additional loans to the Company of approximately $138,000, of which $75,000 had committed to purchase equipment to help optimize the 2015/2016 reed harvest.  Outside of the $75,000 committed for equipment for the next reed harvest, the only significant funding commitments the Company currently has is the minimum rental under the concession agreement which amounts to approximately $81,000 annually (due in quarterly installments) at December 31, 2014 exchange rates.  In addition, the Company expects to make investments to upgrade the infrastructure in order to extend the concession contract starting in 2016 and expects to make the minimum investment prior to October 2017.  The Company believes that the reeds harvested as of March 2015 will provide it with sufficient working capital (approximately 400,000 Euro’s or $450,000 at current foreign exchange rates) and allow the Company to achieve profitability in 2015. The Company expects to re-negotiate extended terms on the shareholder notes so that they become long-term or repayment becomes dependent upon future profitability.

Off-Balance Sheet Arrangements

As of December 31, 2014, the Company had no off-balance sheet arrangements.

Critical Accounting Policies

We believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company’s significant accounting estimates and assumptions affecting the financial statements were the inventory costs and the assumptions used to determine the discounted cash flows used to determine if an impairment of its property, plant and equipment were necessary. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Item 3. Properties

SRL's property is located in the country of Romania in the Periteasca - Leahova area, on the administrative territory of Murighiol locality, Tulcea County, between Black Sea, Grindul Lupilor and Lagoon Complex Razim – Sinoe. See Item 1. Business (a) General Business for a more detailed description of the Property and the operations thereon.

When SRL originally acquired the Property, it had the right to use it in any manner, except that SRL could not economically profit from any activity on the Property.  On October 22, 2014, SRL entered into a concession agreement with the local government of the county of Tulcea, Romania. The concession agreement gives SRL the right to engage in any trade or business on the approximately 1,700 hectares it acquired previously and to profit from the use of the property. The agreement has an initial term of 10 years, extendable at the option of SRL for an additional 5 years, subject to the requirement that SRL make minimum investments in the property. SRL must invest a minimum of approximately $542,000 USD, at December 31, 2014 exchange rates, over the first three (3) years of the concession agreement, in order to improve the existing structures on the approximately 1,700 hectares that are the subject of the concession.  SRL expects to invest more than the $542,000 minimum required in the concession agreement and expects to extend the contract to the full 15 years. In addition, the concession agreement requires a minimum yearly royalty (lease payment) of approximately $81,000 per year, at December 31, 2014 exchange rates. The local governing body has limited veto rights over which customers SRL may sell the agricultural and aquaculture products it produces, but has no ability to set prices. In addition to the minimum royalty (lease) payment, SRL also must pay a royalty to the local governing body in the amount of approximately $5.96 per gross tonne (at year end exchange rates) for the reeds harvested on the land under the concession agreement.

Item 4. Item Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of June 10, 2015 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) members of our Board of Directors, and or (iii) our executive officers. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of beneficial owner	Amount and nature of beneficial ownership (1)	Percent of class
Common Stock	AJX Solution Ltd. Cyprus(2) Pontou, 2 Flat/Office 1, Agios Andreas 1107 Nicosia, Cyprus	4,300,000	67.18%

Common Stock	Radu Cosmin Monda 13 Septembrie Str. N0. 105 5th District Bucharest, Romania	-0-	-

Common Stock	Valer Monda 13 September Street, No. 105, Apt, 13 District 5 Bucharest, Romania	-0-	-

Common Stock	Eduard George Tipar Fainari Street No. 26, District 2 Bucharest, Romania	-0-	-

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on June 10, 2015.

As of June 10, 2015, there were 6,400,000 shares of our common stock issued and outstanding.

(2) AJX Solution Ltd. Cyprus, a Cypriot corporation, is the controlling shareholder of Speed Flyer Limited, a Seychelles corporation; Speed Flyer directly owns 4,300,000 shares of the Company’s common stock.

Item 5. Directors and Executive Officers

(a) – (b) Identification of Directors and Executive Officers.

The Company: The following table identifies all of the members of the Company’s Board of Directors and its Executive Officers. The members of the Board serve until the next annual meeting and a successor is appointed and qualified, or until resignation or removal.

Name	Age	Positions Held	Date of Appointment

Radu Cosmin Monda	36	Chief Executive Officer, Member of the Board of Directors	June 10, 2015

Valer Monda	64	Member of the Board of Directors	June 10, 2015

Eduard George Tipar	40	Member of the Board of Directors	June 10, 2015

(c) Identification of certain significant employees.

None.

(d) Family relationships. None.

(e)  Business experience

Mr.  Radu Cosmin Monda – Chief Executive Officer and Member of the Board of Directors

Mr. Monda, age 36, has been employed by the National Environmental Guard of Romania since 2009.  From 2009 to 2010, he served as the Director of the Legal and Public Relations departments; from 2010 to 2013, he served as the Director of the Legal, Public Procurement and Information Technology departments; and from 2013 to 2014, he served as Head of the Special Objectives Department.  Mr. Monda received a degree in law from Titu Maiorescu, is a member of the Romanian Bar Association, and is a professional mediator.

Mr. Monda has not held a directorship in any company with a class of securities registered pursuant to section 12 of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) or subject to the requirements of section 15(d) of the Exchange Act.

Mr. Valer Monda – Member of the Board of Directors

Mr. Monda, age 64, received a law degree from the University of Bucharest Law School in 1974.  He also completed a postgraduate International Relations course.

From October 2013, Mr. Monda has been a Consultant and General Manager of Environmental Business Consulting SRL, which is a company specializing in business management and consulting in regard to commercial and environmental issues.  The focus of his work through Environmental Business Consulting SRL is advising clients with respect to environmental issues and assisting clients involved in the businesses of tourism and fishing.  From September 2011 through October 2013, he served as General Manager of SMF Intl. Trade, and from August 1992 through August 2011, he served as the General Manager and Administrator of Amiva Export Import.

Mr. Monda has not held a directorship in any company with a class of securities registered pursuant to section 12 of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) or subject to the requirements of section 15(d) of the Exchange Act.

Mr. Eduard George Tipar – Member of the Board of Directors

Mr. Tipar, age 40, has been the Executive Manager of Force1 Divizia de Securitate, an integrated security services company, since November 2014, where he has been responsible for management of operational, sales and marketing activities.  He also is involved in negotiating contracts and planning and measuring performance indicators.  From May 2013 through January 2014, he worked as General Manager of Rosegur which is an integrated security services provider.  From August 2012 through January 2015, he worked as General Manager of Industrializarea Laptelui Harghita, where he was responsible for management of financial, operational, sales and marketing activities for the company’s milk powder plant.  From August 2011 through August 2012, he worked as the Logistics Manager of Autonet Import Group which is a dealer and supplier to the automotive and repair industries.  From April 2007 through August 2011, Mr. Tipar worked as the Logistics Manager for Alumil Rom Industry, where he coordinated the operational activities of the company.  Mr. Tipar has a master’s degree in the Faculty of Transports from Polytechnic University in Bucharest, where he also studied Engineering and Technological Systems Management.  Mr. Tipar also studied International Economic Relations at the Academy of Economic Studies in Bucharest.

Mr. Tipar has not held a directorship in any company with a class of securities registered pursuant to section 12 of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) or subject to the requirements of section 15(d) of the Exchange Act.

(f) Involvement in certain legal proceedings.

None of the Company’s executive officers or directors have been involved in any legal proceedings during the past five (5) years.

(g) Promoters and control persons.

Speed Flyer Limited, a Seychelles corporation, owns 4.3 million shares of the Company’s common stock, which represents 67.18% of the total shares issued and outstanding. Therefore Speed Flyer is the Company’s controlling shareholder. Neither Speed Flyer, nor its controlling shareholder, AJX Solutions Ltd. Cyprus, a Cypriot corporation, has been a party to any legal proceedings at any time during the past five (5) years.

Item 6. Executive Compensation

The Company has not paid any compensation to any of its officers or directors and does not have any agreements in place or understandings to pay any compensation to its officers and directors.

Item 7. Certain Relationships and Related Transactions and Director Independence

Other than as described below, the Company has not engaged in any transactions with any of its related persons.

On May 29, 2015, a change in control of the Company occurred by virtue of the Company's  largest  shareholder,  Jacek Niezgoda selling 3,500,000 shares of the  Company's  common  stock to Speed  Flyer  Limited,  a  Seychelles corporation.  Such shares represented 62.5% of the Company's total issued and outstanding shares of common stock at the time of the transaction.  As part of the sale of the shares, Speed Flyer Limited arranged with the resigning member of the Company's Board of Directors, to appoint Guo Chuang Cheng as the sole officer and director of the Company.  Mr. Guo was the control person of Speed Flyer Limited at the time.

On June 8, 2015, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Speed Flyer Limited, a Seychelles corporation, whereby the Company issued 800,000 shares of its common stock in exchange for 97.6% of the issued and outstanding equity interests of S.C. Piscicola Tour A.P. Periteasca S.R.L., a Romanian limited liability company (“SRL”).  Prior to the closing of the Share Exchange Agreement, Speed Flyer Limited owned 97.6% of the issued and outstanding equity interests of SRL, which it purchased from a third party.  Speed Flyer Limited is the Company’s largest shareholder and was the Company’s largest shareholder immediately before the consummation of the Share Exchange Agreement.

Item 8. Legal Proceedings

None.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Not applicable.

Item 10. Recent Sales of Unregistered Securities.

On February 13, 2014, the Company offered and sold 3,500,000 shares of common stock to our then president and director, Jacek Niezgoda, for a purchase price of $0.001 per share, for aggregate offering proceeds of $3,500.

On June 8, 2015, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Speed Flyer Limited, a Seychelles corporation, whereby the Company issued 800,000 shares of its common stock in exchange for 97.6% of the issued and outstanding equity interests of S.C. Piscicola Tour A.P. Periteasca S.R.L. a Romanian limited liability company (“SRL”).

The foregoing issuances of securities were exempt from registration pursuant to Rule 506 of Regulation D. Neither we nor any person acting on our behalf offered or sold these securities by any form of general solicitation or general advertising. The shares sold are restricted securities and the certificates representing these shares have been affixed with a standard restrictive legend, which states that the securities cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom. The purchaser of the securities represented to the Company that they were purchasing the securities for their own account and not for the account of any other persons. The purchasers were provided with written disclosure that the securities have not been registered under the Securities Act of 1933 and therefore cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom.

Item 11. Description of Registrant’s Securities to be Registered

General

Our authorized share capital consists of 75,000,000 shares of common stock, par value $0.001 per share.  As of the date hereof, taking into account the shares issued in connection with the closing of the Share Exchange Agreement, 6,400,000 shares of our common stock were outstanding. We do not have any authorized class of preferred stock.

Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent and Registrar

Our transfer agent is Globex Transfer, LLC, 780 Deltona Boulevard, Suite 202, Deltona, Florida 32725.

Item 12. Indemnification of Directors and Officers

Section 78.7502 of the Nevada Corporate Law provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnity has met the applicable standard of conduct. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such offer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 13. Financial Statements and Supplementary Data

Reference is made to the financial statements and pro forma financial information relating to SRL contained in Item 9.01 of this Current Report on Form 8-K, which is incorporated by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15. Financial Statements and Exhibits

(a)	Financial Statements.

Audited financial statements of S.C. Piscicola Tour A.P. Periteasca S.R.L., for the fiscal years ended December 31, 2014 and 2013 are filed as Exhibit 99.1.

Unaudited financial statements of S.C. Piscicola Tour A.P. Periteasca S.R.L., for the quarter ended March 31, 2015 are filed as Exhibit 99.2.

Unaudited Pro Forma Consolidated Financial Statements Of Artex Corporation as of March 31, 2015 are filed as Exhibit 99.3.

(b)	Exhibits.

3.1	Articles of Incorporation of the Registrant incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form S-1 filed with the SEC on May 20, 2014, file number 333-196109.

3.2	Bylaws of Registrant incorporated by reference to Exhibit 3.2 to the Registrant’s registration statement on Form S-1 filed with the SEC on May 20, 2014, file number 333-196109.

10.1	Share Exchange Agreement, between Artex Corp. and Speed Flyer Limited, dated June 8, 2015.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

In June 2015, a change in control of the Company occurred by virtue of the Company’s largest shareholder, Speed Flyer Limited, a Seychelles corporation, issuing stock to AJX Solution Ltd. Cyprus, a Cypriot corporation, which resulted in AJX Solution Ltd. owning 80% of the issued and outstanding shares of Speed Flyer Limited and becoming the controlling shareholder of Speed Flyer Limited.  Speed Flyer Limited issued its stock to AJX Solution Ltd. in connection with its acquisition of 97.6% of the issued and outstanding equity interests of S.C. Piscicola Tour A.P. Periteasca S.R.L., a Romanian limited liability company (“SRL”).  On June 8, 2015, immediately subsequent to Speed Flyer Limited acquiring 97.6% of the issued and outstanding equity interests of SRL, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Speed Flyer Limited, whereby the Company issued 800,000 shares of its common stock in exchange for 97.6% of the issued and outstanding equity interests of SRL.  Speed Flyer Limited held 62.5% of the Company’s issued and outstanding shares of common stock prior to the closing of the Share Exchange Agreement, and holds 67.188% of the Company’s issued and outstanding shares of common stock immediately after the closing of the Share Exchange Agreement.  As part of the Share Exchange Agreement, Speed Flyer Limited arranged with the resigning member of the Company’s Board of Directors (see Item 5.02 below), to appoint Radu Cosmin Monda as the sole officer of the Company, and to appoint Radu Cosmin Monda, Valer Monda and Eduard George Tipar as members of the Company’s Board of Directors.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective June 10, 2015, the Company accepted the resignations of Guo Chuang Cheng as the sole officer of the Company and as a member of the Company’s Board of Directors.  The resignation of Mr. Guo was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.  Simultaneously,  Mr. Radu Cosmin Monda was elected as the Company’s  Chief Executive Officer, and the Company expanded the number of members of the Board of Directors to three (3) and elected Radu Cosmin Monda, Valer Monda and Eduard George Tipar as members of the Board of Directors to fill the vacancies caused by the expansion of the Board and the resignation of Mr. Guo.

Biographies

Mr. Radu Cosmin Monda – Chief Executive Officer and Member of the Board of Directors

Mr. Monda, age 36, has been employed by the National Environmental Guard of Romania since 2009.  From 2009 to 2010, he served as the Director of the Legal and Public Relations departments; from 2010 to 2013, he served as the Director of the Legal, Public Procurement and Information Technology departments; and from 2013 to 2014, he served as Head of the Special Objectives Department.  Mr. Cosmin received a degree in law from Titu Maiorescu, is a member of the Romanian Bar Association, and is a professional mediator.

Mr. Monda has not held a directorship in any company with a class of securities registered pursuant to section 12 of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) or subject to the requirements of section 15(d) of the Exchange Act.

Mr. Valer Monda – Member of the Board of Directors

Mr. Monda, age 64, received a law degree from the University of Bucharest Law School in 1974.  He also completed a postgraduate International Relations course.

From October 2013, Mr. Monda has been a Consultant and General Manager of Environmental Business Consulting SRL, which is a company specializing in business management and consulting in regards to commercial and environmental issues.  The focus of his work through  Environmental Business Consulting SRL is advising clients with respect to environmental issues and assisting clients involved in the businesses of tourism and fishing.  From September 2011 through October 2013, he served as General Manager of SMF Intl. Trade and from August 1992 through August 2011, he served as the General Manager and Administrator of Amiva Export Import.

Mr. Monda has not held a directorship in any company with a class of securities registered pursuant to section 12 of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) or subject to the requirements of section 15(d) of the Exchange Act.

Mr. Eduard George Tipar – Member of the Board of Directors

Mr. Tipar, age 40, has been the Executive Manager of Force1 Divizia de Securitate, an integrated security services company, since November 2014, where he has been responsible for management of operational, sales and marketing activities.  He also is involved in negotiating contracts and planning and measuring performance indicators.  From May 2013 through January 2014, he worked as General Manager of Rosegur which is an integrated security services provider.  From August 2012 through January 2015, he worked as General Manager of Industrializarea Laptelui Harghita, where he was responsible for management of financial, operational, sales and marketing activities for the company’s milk powder plant.  From August 2011 through August 2012, he worked as the Logistics Manager Autonet Import Group which is a dealer and supplier to the automotive and repair industries.  From April 2007 through August 2011, Mr. Tipar worked as the Logistics Manager for Alumil Rom Industry, where he coordinated the operational activities of the company.  Mr. Tipar has a master’s degree in the Faculty of Transports from Polytechnic University in Bucharest, where he also studied Engineering and Technological Systems Management.  Mr. Tipar also studied International Economic Relations at the Academy of Economic Studies in Bucharest.

Mr. Tipar has not held a directorship in any company with a class of securities registered pursuant to section 12 of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) or subject to the requirements of section 15(d) of the Exchange Act.

SECTION 5.06 CHANGE IN SHELL COMPANY STATUS

On June 10, 2015, the Company completed the acquisition of 97.6% of the issued and outstanding equity interests of S.C. Piscicola Tour A.P. Periteasca S.R.L. (“SRL”) from Speed Flyer Limited, a Seychelles corporation, pursuant to a Share Exchange Agreement. As a result of the completion of this acquisition, 800,000 shares of the Company’s common stock were issued to Speed Flyer Limited which owned 97.6% of the issued and outstanding equity interests of SRL.  Immediately prior to the closing of the acquisition, Speed Flyer Limited entered into an agreement with the majority shareholder of SRL in which the shareholder agreed to exchange 97.6% of the outstanding equity interests of SRL for 80% of the issued and outstanding shares of Speed Flyer Limited.  The number of shares issued to Speed Flyer Limited was determined through negotiations between the Company and Speed Flyer Limited. The Company valued its shares at $6.00 per share and the parties agreed that the shares of S.C. Piscicola Tour A.P. Periteasca S.R.L. at $4.8 million.

The completion of the Share Exchange Agreement has resulted in the Company cease being a “shell company” as that term is defined in Rule 405 promulgated by the Securities and Exchange Commission under the Securities Act of 1933. Due to the fact that prior to the acquisition the Company was regarded as a shell company, the Company has included below the information that would be required if the Company were filing a general form for registration of securities on From 10 under the Securities Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements.

Audited financial statements of S.C. Piscicola Tour A.P. Periteasca S.R.L., for the fiscal years ended December 31, 2014 and 2013 are filed as Exhibit 99.1.

Unaudited financial statements of S.C. Piscicola Tour A.P. Periteasca S.R.L., for the quarter ended March 31, 2015 are filed as Exhibit 99.2.

Unaudited Pro Forma Consolidated Financial Statements Of Artex Corporation as of March 31, 2015 are filed as Exhibit 99.3.

(b)	Exhibits.

3.1	Articles of Incorporation of the Registrant incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form S-1 filed with the SEC on May 20, 2014, file number 333-196109.

3.2	Bylaws of Registrant incorporated by reference to Exhibit 3.2 to the Registrant’s registration statement on Form S-1 filed with the SEC on May 20, 2014, file number 333-196109.

10.1	Share Exchange Agreement, between Artex Corp. and Speed Flyer Limited, dated June 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTEX CORP.

DATE: June 10, 2015

By:	/s/ Radu Cosmin Monda
Name:	Radu Cosmin Monda
Title:	Chief Executive Officer